Exhibit 23(b)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-44533) of VTEL Corporation of our report dated May 28, 1999, relating to the financial statements of the VTEL Corporation 401(k) Plan, which appears in this form 11-K.




PricewaterhouseCoopers LLP

Austin, TX
July 10, 2000